FRONT OF STOCK CERTIFICATE

          Common Stock  Common Stock
          No par value  No par Value
          Number Shares
          UNS
          Incorporated under the laws of the state of Arizona
          CUSIP 909205 10 6 see reverse for certain definitions
          UniSource Energy Corporation
          (In shaded box the following appears)
          This certifies that
          Is the record holder of
          Fully paid and nonassessable shares of the common stock of (Stamped on the certificate is the following:)
          CERTIFICATE OF STOCK (appears over the following text)
          Unisource Energy Corporation, transferable on the books of the Corporation in person, or by duly authorized attorney, upon the
          surrender   of   this   Certificate   properly   endorsed.   This
          Certificate, and the shares represented hereby, are issued and shall be subject to all the provisions of the Restated Articles of Incorporation of the Corporation and of the amendments thereof to all of which the holder by acceptance hereof assents.
          This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
          Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

          Unisource Energy Corporation  SEAL

          Dated
          Countersigned and Registered
          The Bank of New York
          Transfer Agent and Registrar
          By  William J. Skinner   Authorized  Signature   Dennis R. Nelson
          Secretary  Charles E. Bayless   Chairman


          REVERSE SIDE OF CERTIFICATE

          Unisource Energy Corporation
          The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of capital stock of the Corporation authorized to be issued and the variations in the relative rights and preferences of each class and series of preferred stock of the Corporation so far as the same have been fixed and determined and of the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series as set forth in the Restated Articles of Incorporation of the Corporation, as amended. Such request may be made to any transfer agent of the Corporation's capital stock or to the office of the Secretary of the Corporation.

          Keep this certificate in a safe place. If it is lost, stolen, or destroyed the corporation will require a bond of indemnity as a condition to the issuance of replacement certificate.
          The following abbreviations, when used un the inscription on the face of the this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN   as joint tenants with rights of  survivorship and not as
          tenants in common
          UNIF GIFT MIN ACT - _______ Custodian
                              under Uniform Gifts to Minors
                              Act_________________________
          UNIF TRF MIN ACT - _______ Custodian (until age________)
                              _________under Uniform Transfers
                    to Minors Act_____________________
          Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto
          Please insert social security or other identifying number of assignee
          Then follows a box
          Then a line  with the following appears under the line
          (Please print or typewrite name and address, including zip code, of assignee)
          (Then three lines follow at the end of the third line) Shares (Followed by under the third line) of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
          Another line (at the end of the line Attorney (under the line) to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated (line)

          x (line)
          x (line)
          Notice: The signature to the agreement must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration in enlargement or any change whatever.
          Signature(s) Guaranteed

          By(line)
          the signature must be guaranteed by an eligible guarantor institution (banks,stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to S.E.C. rule :1736-18.

          (In a box the following appears)
          American Bank Note Company   Dec 4., 1997 fm
          3504 Atlantic Avenue
          Suite 12     053580bk
          Long Beach, CA 90807
          (582) 989-2333
          (Fax) (582) 426-7450   Proof (line -initialed) NEW